EXHIBIT 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (herein called this "Amendment") is made effective as of February 7, 2007, by and between BEAZER MORTGAGE CORPORATION, a Delaware corporation ("Borrower"), the banks identified on the signature pages hereof (individually referred to herein as a "Lender" and collectively as the "Lenders"), and GUARANTY BANK, a federal savings bank, as administrative and collateral agent for the Lenders ("Agent"), JPMORGAN CHASE BANK, N.A., as syndication agent, and U.S. BANK NATIONAL ASSOCIATION, as documentation agent.

W I T N E S S E T H:

WHEREAS, Borrower and Lenders have entered into that certain Credit Agreement, dated as of January 11, 2006, as amended by that certain First Amendment to Credit Agreement, dated as of December 29, 2006 (collectively, the "Credit Agreement"), for the purposes and consideration therein expressed; and

WHEREAS, Borrower and Lenders desire to amend the Credit Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Credit Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

Definitions and References

1.1    Terms Defined in the Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Credit Agreement shall have the same meanings whenever used in this Amendment.

ARTICLE II

Amendments to Credit Agreement

2.1    Definitions. Section 1.1 of the Credit Agreement is hereby amended by amending the following defined terms set forth therein as follows:

"'Aged Loan' means an Eligible Mortgage Loan which has been included in the Borrowing Base for more than one hundred twenty (120) days but less than or equal to one hundred eighty (180) days."

"'Applicable Sublimit' means, for each Mortgage Loan classification listed below, the percentage of the total Commitments listed opposite such Mortgage Loan classification:

Wet Loans	30%*
Prime Loans	100%
Jumbo Loans	30%
Second Lien/HELOC Loans	25%
Nonprime-A Loans	10%}**
Nonprime-B Loans	5%}**
Alt-A Loans	75%
Aged Loans	10%

* provided, however, that in the last five (5) and first five (5) Business Days of every calendar month, the Applicable Sublimit for Wet Loans shall be fifty percent (50%) of the total Commitments; and

** provided further, however, that the Unit Collateral Value of all Nonprime-A Loans when added to the Unit Collateral Value of all Nonprime-B Loans shall not exceed ten percent (10%) of the total Commitments."

"'Approved Letter of Credit' means an irrevocable, unconditional standby letter of credit issued by a domestic commercial bank having capital and surplus in excess of $100,000,000. The letter of credit must be issued for the account of Parent to the Agent for the benefit of the Lenders, as additional security and as an additional source of repayment of the Obligations, in the form of Exhibit F, and in an amount not less than $3,500,000."

"'Commitment' means, as to any Lender, the obligation of such Lender to make Committed Loans (or purchase participations in Swingline Loans as set forth in Section 2.1(b)(ii)) to Borrower pursuant to Section 2.1 hereof in an aggregate amount not to exceed the amount set forth under the heading "Commitment" opposite such Lender's name on Schedule 1.1 hereof. The original aggregate amount of all Lenders' Commitments is $100,000,000.00, provided, however, that notwithstanding the aggregate amount of the Lenders' Commitments, at all times the aggregate amount advanced by the Lenders hereunder shall not exceed the lesser of (i) the aggregate amount of the Lenders' Commitments, or (ii) the Collateral Value of the Borrowing Base."

"'Drawdown Termination Date' means the earlier of February 6, 2008, or the day on which the Notes first become due and payable in full in accordance with the terms thereof or this Agreement."

"'Fee Letter' means the letter agreement dated December 4, 2006 between Borrower and Agent."

"'Jumbo Loan' means a Single Family Mortgage Loan which (i) is secured by a first-lien Mortgage, (ii) has an original principal balance of greater than the current FNMA/FHLMC loan size limit but less than or equal to $1,500,000, (iii) is a Limited Documentation Mortgage Loan or a Full Documentation Mortgage Loan, (iv) has a FICO score greater than or equal to 620, and (v) has a LTV less than or equal to 100%. Additionally, prior to inclusion of any Jumbo Loan with an original principal balance of greater than $650,000 in the Borrowing Base, Borrower shall have delivered to Agent a prior approval letter from an Investor (which letter may be delivered by facsimile or other electronic means)."

"'Swingline Amount' means Twenty Million Dollars ($20,000,000.00)."

"'Unit Collateral Value' means, on any day, with respect to each Eligible Mortgage Loan included in the Borrowing Base, the Applicable Advance Rate Percentage of the least of the following:

(a)         the outstanding principal balance of the Mortgage Note constituting such Mortgage Loan;

(ii)         the actual out-of-pocket cost to Borrower of such Mortgage Loan minus the amount of principal paid under such Mortgage Loan and delivered to Agent for application to the prepayment of the Loans;

(iii)        as applicable, either (a) the amount at which an Investor has committed to purchase an individual Mortgage Loan pursuant to a Take-Out Commitment, or (b) the weighted average purchase price (expressed as a percentage of par) committed to under those Take-Out-Commitments that could cover such Mortgage Loan multiplied by the unpaid principal balance of such Mortgage Loan; or

(iv)        the Market Value of the Mortgage Note constituting such Mortgage Loan.

provided that if any such Eligible Mortgage Loan included in the Borrowing Base becomes an Aged Loan, the Unit Collateral Value of such Mortgage Loan as determined by the above calculation shall be reduced by five percent (5%), and Borrower shall immediately, on such Eligible Mortgage Loan's one hundred twenty-first (121st) day in the Borrowing Base, make mandatory repayment required by Section 2.5; and

provided further, that no Eligible Mortgage Loan may be included in the Borrowing Base for more than one hundred eighty (180) days, such that on the one hundred eighty-first (181st) day after such Eligible Mortgage Loan is first included in the Borrowing Base, the Unit Collateral Value of such Mortgage Loan shall be reduced to zero, and Borrower shall immediately make mandatory repayment required by Section 2.5. The values described in clauses (i), (ii) and (iii) above shall be initially determined by Borrower as of the date the applicable Eligible Mortgage Loan is initially pledged to Agent and shall be reported by Borrower to Agent in the Borrowing Request."

2.2 Definitions. Subparts (l) and (m) of the definition of "Eligible Mortgage Loan" located in Section 1.1 of the Credit Agreement are hereby amended in their entirety to read as follows:

"(l)    Such Mortgage Loan has not been included in the Borrowing Base for more than one hundred twenty (120) days unless such Mortgage Loan is an Aged Loan;

(m)    If such Mortgage Loan is included in the Borrowing Base and has been withdrawn from the possession of the Agent on terms and subject to conditions set forth in the Security Agreement:

(i)          If such Mortgage Loan was withdrawn by Borrower for purposes of correcting clerical or other non-substantive documentation problems, the Mortgage Note and other documents relating to such Mortgage Loan are returned to the Agent within fifteen (15) calendar days from the date of withdrawal; and the Unit Collateral Value of such Mortgage Loan when added to the Unit Collateral Value of other Mortgage Loans which have been similarly released to Borrower and have not been returned does not exceed ten percent (10%) of the aggregate amount of the Lenders' Commitments;

(ii)         If such Mortgage Loan was shipped by the Agent directly to a permanent investor for purchase or to a custodian for the formation of a pool, (x) such investor or custodian is in full compliance with the terms of the bailee letter under which such Mortgage Loan was shipped, and (y) the full purchase price for such Mortgage Loan has been received by the Agent (or such Mortgage Loan has been returned to the Agent) within forty-five (45) calendar days from the date of shipment by the Agent;"

2.3    Definitions. Section 1.1 of the Credit Agreement is hereby amended by deleting therefrom the definition of "Weighted Average Commitment".

2.4    Section 2.3. Subpart (b) of Section 2.3 of the Credit Agreement is hereby amended by deleting the phrase "2:00 p.m." located in the first line thereof and substituting in lieu thereof the phrase "1:00 p.m."

2.5    Section 2.4. Subpart (a) of Section 2.4 of the Credit Agreement is hereby amended in its entirety to read as follows:

"(a)    Facility Fee. In consideration of the Lenders' commitment to make the Loans, Borrower will pay to each Lender a non-refundable facility fee determined by applying a rate of fifteen basis points (0.15%) per annum to each Lender's Commitment. This facility fee shall be due and payable on the effective date of the Second Amendment to this Agreement."

2.6    Section 2.6. Section 2.6 of the Credit Agreement is hereby amended in its entirety to read as follows:

"Payments to Lenders. All payments of interest on the Notes, all payments of principal, including any principal payment made with proceeds of Mortgage Collateral, and fees hereunder shall be made directly to Agent without condition or deduction for any counterclaim, defense, recoupment, setoff, or withholding or deduction for taxes, for the pro-rata benefit of each Lender, in federal or other immediately available funds before 1:00 p.m. (Central time) on the respective dates when due via wire transfer to the Settlement Account. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received, and in any event before 3:00 p.m. (Central time) on the day received. Borrower shall send notice to Agent before 1:00 p.m. (Central time) on the day any payment of principal or interest is received by Agent which sets forth the Loans against which such payment is to be applied. Any payment (or any payment received without a notice regarding application of such payment) received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be payable at the place provided therein and, if no specific place of payment is provided, shall be payable at the place of payment of the Notes. Prior to the occurrence of an Event of Default and the exercise of remedies by Agent, when Agent collects or receives money on account of the Obligations, Agent shall apply all such money so distributed, as follows:

first, to any reimbursements due Agent under Section 5.5 and to any fees due Agent under the Fee Letter;

second, to any reimbursements due Lenders under Section 5.5;

third, prior to a Default or Event of Default, to the payment of the Loans then due, as directed by Borrower;

fourth, to the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

last, to the payment or prepayment of any other Obligations, and the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal."

2.7    Section 2.7. Section 2.7 of the Credit Agreement is hereby amended in its entirety to read as follows:

"Notification by the Agent. Promptly after receipt thereof and in any event, not later than 2:00 p.m. (Central time), the Agent will notify each Lender of the contents of each Borrowing Request and repayment notice received by it hereunder. Upon the request of Agent, on the day on which any Committed Loans are to be made, each Lender shall make available, not later than 3:00 p.m. (Central time), its pro rata portion of the Loan or Loans in accordance with such Lender's Commitment in immediately available funds to the Agent at its address specified on Agent's signature page hereto."

2.8    Section 5.1(a). Subpart (v) of Section 5.1(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

"(v)       (a)     Promptly after becoming available, and in any event, within forty-five (45) days after the end of each calendar month, detail (which may be included in the Officer's Certificate delivered pursuant to Section 5.1(a)(iv)) on Borrower's repurchase requests by Investors and production statistics;

(b)     Promptly upon written request by Agent (which request may be delivered by facsimile or other electronic means), and in any event, not later than five (5) Business Days after such request, a report in form and detail reasonably acceptable to Agent including, without limitation, detail on Borrower's pipeline position, commitment position, and any other information reasonably requested by Agent;"

2.9    Section 6.16. Section 6.16 of the Credit Agreement is hereby amended in its entirety to read as follows:

"Profitability. As of the end of each Fiscal Quarter, Borrower's Consolidated Net Income for the twelve month period ending on such date shall be a positive number equal to or greater than $1.00."

2.10          Section 9.10. Section 9.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

"Agent's Discretionary Authority. Notwithstanding anything to the contrary, in connection with the Borrowing Base, the Agent is hereby authorized by the Lenders to grant temporary waivers of compliance by the Borrower with the eligibility requirements regarding qualification of any Collateral as an Eligible Mortgage Loan or with the Borrowing Base sublimits when the Agent deems it appropriate, in its sole discretion, as to all matters (other than (x) any requirement that a Mortgage Loan be covered by a Take-Out Commitment, (y) the requirements contained in subparts (a) through (j) of the definition of "Eligible Mortgage Loan" or (z) the requirements contained in the definition of "Single Family"), if the aggregate amount of deviation from strict compliance, based on the Unit Collateral Value so included in the Borrowing Base and the amount of excess permitted over the Borrowing Base sublimits does not exceed $5,000,000.00 at any time (provided, however, that the duration of any such temporary waiver shall not exceed twenty (20) days with respect to any Wet Loan unless the Mortgage Note related to such Mortgage has been delivered to the Agent)."

2.11          Section 11.11. Section 11.11 of the Credit Agreement is hereby amended by (i) deleting the current heading and substituting in lieu thereof the phrase "Assignments; Commitment Increases.," and (ii) adding thereto a new subpart (d) to read as follows:

"(d)    Commitment Increases.

(i)    Increases to Aggregate Commitment. The Borrower shall have the right to increase the aggregate Commitment by obtaining additional Commitments, either from one or more of the existing Lenders and/or one or more other lending institutions becoming new Lenders, provided that (A) Agent has approved the identity of any such new Lender, such approval not to be unreasonably withheld, (B) no Default or Event of Default shall have occurred and be continuing and no change or event which constitutes a Material Adverse Effect shall have occurred as of the date of such proposed increase, (C) any such new Lender assumes all of the rights and obligations of a "Lender" hereunder, and (D) the procedure described in Section 11.11(d)(ii) has been complied with, provided further that the aggregate Commitments shall not at any time exceed $200,000,000 without the approval of the Agent and all of the Lenders. No Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion.

(ii)          Procedure for Increases and Addition of New Lenders. This Agreement permits certain increases in a Lender's Commitment and the admission of new Lenders providing new Commitments, none of which require any consents or approvals from the other Lenders. Any amendment hereto for such an increase or addition shall be in the form attached hereto as Exhibit H and shall only require the written signatures of the Agent, the Borrower and the Lender being added or increasing its Commitment, subject only to the approval of all Lenders if any such increase would cause the aggregate Commitments to exceed $200,000,000. In addition, within two (2) Business Days after the effective date of any increase, the Agent shall, and is hereby authorized and directed to, revise Schedule 1.1 reflecting such increase and shall distribute such revised Schedule to each of the Lenders and the Borrower, whereupon such revised Schedule shall replace the old Schedule and become part of this Agreement. On the Business Day following any such increase, all outstanding Loans shall be reallocated among the Lenders (including any newly added Lender(s)) in accordance with the Lenders' respective revised Commitment Percentages as shown on the revised Schedule 1.1."

(iii)         Fees Relating to Increases in the Aggregate Commitment.

(a)    In consideration of an increase in the aggregate Commitment, Borrower shall pay to each existing Lender increasing its Commitment and/or each new Lender providing a Commitment a non-refundable facility fee determined by applying a rate of fifteen basis points (.15%) per annum to (i) for each existing Lender, the amount each existing Lender has agreed to increase its Commitment, and (ii) for each New Lender, the amount of each new Lender's Commitment. The facility fee paid to each existing Lender and/or new Lender shall be prorated from the effective date of any increase in the aggregate Commitment to the Drawdown Termination Date and shall be due and payable on the effective date of such increase.

(b)    In consideration of an increase in the aggregate Commitment, Borrower shall pay to Agent, for its own account, an administrative fee determined by applying the rate set forth in the Fee Letter to the amount of increase in the aggregate Commitment. The administrative fee paid to Agent shall be prorated from the effective date of any increase in the aggregate Commitment to the Drawdown Termination Date and shall be due and payable on the effective date of such increase."

2.12    Schedules. Schedule 1.1 of the Credit Agreement is hereby amended in its entirety and replaced with Schedule 1.1 attached hereto.

2.13    Exhibits. Exhibit C of the Credit Agreement is hereby amended in its entirety and replaced with Exhibit C attached hereto.

2.14    Exhibits. Exhibit G of the Credit Agreement is hereby amended in its entirety and replaced with Exhibit G attached hereto.

2.15    Exhibits. The Credit Agreement is hereby amended by adding thereto a new "Exhibit H" in the form attached hereto.

ARTICLE III

Conditions to Effectiveness

3.1    Effective Date. This Amendment shall become effective as of the date first above written when and only when (a) Agent shall have received, at Agent's office, (A) thirteen (13) original duly executed counterparts of this Amendment from the Borrower and each Lender, and (B) a certificate of the secretary or assistant secretary of Borrower setting forth (i) resolutions of its board of directors authorizing the execution, delivery and performance of this Amendment and any future amendments, modifications, increases or extensions relating to any of the Loan Documents, (ii) identifying the officers of Borrower authorized to sign this Amendment and such other instruments and specimen signatures of such officers so authorized, (iii) articles of incorporation of Borrower certified by the appropriate Secretary of State as of a recent date, (iv) bylaws of Borrower, certified as being accurate and complete, and (v) a certificate of existence and good standing for Borrower as of a recent date issued by the appropriate Secretary of State, (b) Borrower shall have paid to each Lender a facility fee in accordance with the terms of Section 2.4(a) of the Credit Agreement (as amended hereby), and (c) Borrower shall have paid to Agent an annual administrative fee in accordance with the terms of the Fee Letter.

ARTICLE IV

Miscellaneous

4.1    Borrower Acknowledgment. Except as otherwise specified herein, the terms and provisions of the Credit Agreement are ratified and confirmed by Borrower and shall remain in full force and effect, enforceable in accordance with their terms. Borrower hereby acknowledges, agrees and represents that (i) contemporaneously with the effectiveness of this Amendment, the representations and warranties of Borrower contained in the Credit Agreement are true and correct in all material respects (except to the extent such representations and warranties relate, by their terms, to a specific earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date), and (ii) Borrower has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Credit Agreement, this Amendment, any other Loan Document or otherwise, and to the extent any such set-offs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower.

4.2    Parent Acknowledgment. Parent hereby acknowledges, agrees and represents that (i) the Letter of Credit No. CPCS-227543 (such letter of credit and any and all renewals, rearrangements, replacements, substitutions, amendments, supplements and other modifications, the "Letter of Credit") issued by JPMorgan Chase Bank, National Association to Agent for the account of the Borrower constitutes for all purposes and in all respects an "Approved Letter of Credit" under the Credit Agreement (as amended hereby); (ii) without notice to Parent, the Agent may draw on the Letter of Credit pursuant to the terms and conditions thereof and in accordance with Section 2.11 of the Credit Agreement to satisfy the Obligations of the Borrower under the Notes and the other Loan Documents regardless of whether (a) the Loan Documents are modified, amended, supplemented, joined, increased, restated, or otherwise changed without notice to Parent; (b) terms and conditions of the Loan Documents are waived, or parties or Collateral thereto are released without notice to Parent; and (c) the Agent has made demand on Borrower without notice to Parent and pursued any other remedies under the Loan Documents without notice to Parent; and (iii) any suretyship rights, defenses or claims that it may have under applicable law as a result of any draw by Agent under the Letter of Credit are hereby waived by Parent.

4.3    Reference to and Effect on the Loan Documents. (a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

(b)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

4.4    Costs and Expenses. Borrower shall pay, or cause to be paid, by check or wire transfer, all reasonable costs and expenses related to the preparation for and the closing of the transaction contemplated by this Amendment, including, but not limited to, the reasonable fees and expenses of legal counsel to Agent (which fees and expenses, as to legal counsel of Agent, shall be paid directly to legal counsel of Agent promptly upon presentation of a bill for legal services rendered).

4.5    CHOICE OF LAW; VENUE. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS. BORROWER AND LENDERS HEREBY AGREE THAT THE OBLIGATIONS CONTAINED HEREIN ARE PERFORMABLE IN DALLAS COUNTY, TEXAS. ALL PARTIES HERETO AGREE THAT (I) ANY ACTION ARISING OUT OF THIS TRANSACTION SHALL BE FILED IN DALLAS COUNTY, TEXAS, (II) VENUE FOR ENFORCEMENT OF ANY OF THE OBLIGATIONS CONTAINED IN THIS AMENDMENT SHALL BE IN DALLAS COUNTY, TEXAS (III) PERSONAL JURISDICTION SHALL BE IN DALLAS COUNTY, TEXAS, (IV) ANY ACTION OR PROCEEDING UNDER THIS AMENDMENT SHALL BE COMMENCED AGAINST BORROWER IN DALLAS COUNTY, TEXAS (V) SUCH ACTION SHALL BE INSTITUTED IN THE COURTS OF THE STATE OF TEXAS LOCATED IN DALLAS COUNTY, TEXAS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS LOCATED IN DALLAS COUNTY, TEXAS, AT THE OPTION OF AGENT AND (VI) BORROWER AND LENDERS HEREBY WAIVE ANY OBJECTION TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND ADDITIONALLY WAIVE ANY RIGHT IT MAY HAVE TO BE SUED ELSEWHERE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO ACCOMPLISH SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

4.6    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE CREDIT AGREEMENT AND ANY OTHER LOAN DOCUMENTS.

4.7    Time is of the Essence. Time is of the essence in the performance of the covenants contained herein and in the Loan Documents.

4.8    Binding Agreement. This Amendment shall be binding upon the successors and assigns of the parties hereto; provided, however, the foregoing shall not be deemed or construed to (i) permit, sanction, authorize or condone the assignment of all or any part of any interest in and to Borrower except as expressly authorized in the Loan Documents, or (ii) confer any right, title, benefit, cause of action or remedy upon any person or entity not a party hereto, which such party would not or did not otherwise possess.

4.9    Headings. The section headings hereof are inserted for convenience of reference only and shall in no way alter, amend, define or be used in the construction or interpretation of the text of such section.

4.10          Construction. Whenever the context hereof so required, reference to the singular shall include the plural and likewise, the plural shall include the singular; words denoting gender shall be construed to mean the masculine, feminine or neuter, as appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative of the general recitation.

4.11          Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be duly executed by facsimile or other electronic transmissions.

4.12          No Reliance. In executing this Amendment, Borrower warrants and represents that Borrower is not relying on any statement or representation other than those in the Credit Agreement and this Amendment and is relying upon its own judgment and advice of its attorneys.

4.13          ENTIRE AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed effective as of the date first above written.

BORROWER:	BEAZER MORTGAGE CORPORATION,
Borrower's Address:	a Delaware corporation
1000 Abernathy Road, Suite 1200
Atlanta, GA 30328
Attention: President
By: /s/ Cory J. Boydston
With a copy of all notices to:	Name: Cory J. Boydston
Title: Senior Vice President

General Counsel
Beazer Homes USA, Inc.
1000 Abernathy Road
Atlanta, GA 30328

STATE OF GEORGIA	§
§
COUNTY OF FULTON	§

Before me, the undersigned notary public, on this 5th day of February, 2007, personally appeared Cory J. Boydston, Senior Vice President of Beazer Mortgage Corporation, a Delaware corporation, known to me (or proved to me by the production of a driver's license as identification) to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same on behalf of said corporation for the purposes and consideration therein expressed.

/s/ Jayne M. Bender
Notary Public - State of Georgia

My Commission expires:	Jayne M. Bender
2/14/11	Printed Name of Notary

Signature Page – Second Amendment to Credit Agreement

AGENT:	GUARANTY BANK,
Address:	a Federal savings bank
8333 Douglas Avenue, 11th Floor
Dallas, Texas 75225
Attention: Ms. Amy Satsky
Fax: 214.360.3328
Tel: 214.360.2674	By:/s/ Amy Satsky
Name: Amy Satsky
Title: Vice President

Signature Page – Second Amendment to Credit Agreement

LENDER:	GUARANTY BANK,
Address:	a Federal savings bank,
8333 Douglas Avenue, 11th Floor	as a Lender and as Swingline Lender
Dallas, Texas 75225
Attention: Ms. Amy Satsky
Fax: 214.360.3328
Tel: 214.360.2674	By:/s/ Amy Satsky
Name: Amy Satsky
Title: Vice President

Signature Page – Second Amendment to Credit Agreement

LENDER:	JPMORGAN CHASE BANK, N.A.
as a Lender

By: /s/ R. Britt Langford
Name: R. Britt Langford
Title:Managing Director

Signature Page – Second Amendment to Credit Agreement

LENDER:	U.S. BANK NATIONAL ASSOCIATION
as a Lender

By: /s/ William J. Umscheid
Name: William J. Umscheid
Title:Vice President

Signature Page – Second Amendment to Credit Agreement

LENDER:	BANK OF AMERICA, N.A.
as a Lender

By: /s/ Elizabeth Kurilecz
Name: Elizabeth Kurilecz
Title: Vice President

Signature Page – Second Amendment to Credit Agreement

LENDER:	WASHINGTON MUTUAL BANK
as a Lender

By:/s/ Anne D. Brehony
Name: Anne D. Brehony
Title: Vice President

Signature Page – Second Amendment to Credit Agreement

LENDER:	NATIONAL CITY BANK, as successor by merger to NATIONAL CITY BANK OF KENTUCKY, as a Lender

By: /s/ Scott D. Goodwin
Name: Scott D. Goodwin
Title: Vice President

Signature Page – Second Amendment to Credit Agreement

LENDER:	COMERICA BANK
Comerica Bank	as a Lender
Mortgage Banker Finance
MC 3256
500 Woodward Ave.
Detroit, MI 48226
Attn: Paul G. Dufault
(313) 222-9036
(313) 222-9295(fax)	By: /s/ Paul G. Dufault
Name: Paul G. Dufault
Title: Vice President

Signature Page – Second Amendment to Credit Agreement

LENDER:	COLONIAL BANK, N.A.
Colonial Bank, N.A.	as a Lender
Mortgage Warehouse Lending
201 E. Pine Street, Suite 730
Orlando, FL 32801
Attn: Jennifer Branker	By: /s/ Amy J. Nunneley
Fax: 407.835.6690	Name: Amy J. Nunneley
Tel: 407.835.6700	Title: Senior Vice President

Signature Page – Second Amendment to Credit Agreement

ACKNOWLEDGED AND ACCEPTED BY:

BEAZER HOMES USA, INC.

By: /s/ Cory J. Boydston
Name: Cory J. Boydston
Title: Senior Vice President

Signature Page – Second Amendment to Credit Agreement

SCHEDULE 1.1

COMMITMENTS AND COMMITMENT PERCENTAGES

LENDER	(A) COMMITMENT	(B) COMMITMENT PERCENTAGE (A÷Total Commitments)
Guaranty Bank	$17,500,000	17.50%
JPMorgan Chase Bank, N.A.	$17,500,000	17.50%
U.S. Bank National Association	$15,000,000	15.00%
Bank of America, N.A.	$10,000,000	10.00%
Washington Mutual Bank	$10,000,000	10.00%
National City Bank	$10,000,000	10.00%
Comerica Bank	$10,000,000	10.00%
Colonial Bank, N.A.	$10,000,000	10.00%
Total	$100,000,000	100%